Exhibit 99.1

FOR IMMEDIATE RELEASE

August 26, 2020

MOHAWK GROUP ANNOUNCES CLOSING OF $23.5 MILLION UNDERWRITTEN PUBLIC OFFERING OF COMMON STOCK AND THE CLOSING OF THE ACQUISITION OF TRUWEO

NEW YORK, August 26, 2020 — Mohawk Group Holdings, Inc. (NASDAQ: MWK) (“Mohawk”), the technology-enabled consumer products company, today announced the closing of its previously announced underwritten public offering of 3,357,140 shares of its common stock at a public offering price of $7.00 per share, before deducting underwriting discounts and commissions and estimated offering expenses payable by Mohawk. The net proceeds to Mohawk from this offering are expected to be approximately $20.6 million, after deducting underwriting discounts and commissions and other estimated offering expenses.

Mohawk also announced the closing of its previously announced acquisition of assets of Truweo, a leading ecommerce brand in the health and personal wellness category. At the closing of the acquisition, Mohawk utilized $13.9 million of the net proceeds to pay the cash consideration payable in the transaction, with the remaining $2.5 million consideration paid in the form of an unsecured promissory note. Mohawk intends to use the remaining net proceeds from the offering to acquire, invest in or license complimentary products, technologies or businesses, and for general corporate purposes, including working capital, operating expenses and capital expenditures.

A.G.P./Alliance Global Partners acted as the sole book-running manager for the offering.

The securities described above were offered by Mohawk pursuant to a shelf registration statement on Form S-3 (File No. 333-239614) previously filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2020 and declared effective by the SEC on July 8, 2020. A final prospectus supplement and accompanying prospectus related to the offering was filed with the SEC on August 25, 2020 and is available on the SEC’s website at http://www.sec.gov. or from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or via telephone at 212-624-2006 or email: prospectus@allianceg.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Mohawk Group Holdings, Inc.

Mohawk Group Holdings, Inc. and its subsidiaries (“Mohawk”) is a rapidly growing technology-enabled consumer products company that uses machine learning, natural language processing,

and data analytics to design, develop, market and sell products. Mohawk predominantly operates through online retail channels such as Amazon and Walmart. Mohawk has six owned and operated brands: hOmeLabs, Vremi, Xtava, RIF6, Holonix, and Aussie Health Co. Mohawk sells products in multiple categories, including home and kitchen appliances, kitchenware, environmental appliances (i.e., dehumidifiers and air conditioners), beauty related products and, to a lesser extent, consumer electronics. Mohawk was founded on the premise that if a company selling consumer packaged goods was founded today, it would apply artificial intelligence and machine learning, the synthesis of massive quantities of data and the use of social proof to validate high caliber product offerings as opposed to over-reliance on brand value and other traditional marketing tactics.

Forward-Looking Statements

This press release contains forward-looking statements related to Mohawk and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the amount and anticipated use of proceeds from the offering and other matters that are described in Mohawk’s most recent periodic reports filed with the SEC, including Mohawk’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended, subsequent Quarterly Reports on Form 10-Q and the final prospectus supplement related to the offering filed with the SEC on August 25, 2020, including risks and uncertainties associated with general economic and market conditions and the other risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

Investor Contact:

Ilya Grozovsky, Mohawk Group

ilya@mohawkgp.com

917-905-1699

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